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                          JONES, DAY, REAVIS & POGUE
                           2300 Trammell Crow Center
                               2001 Ross Avenue
                              Dallas, Texas 75201
                                (214) 220-3939

                               February 15, 1994



Forum Group, Inc.
8900 Keystone Crossing, Suite 200
Post Office Box 40498
Indianapolis, Indiana 46240-0498


Ladies and Gentlemen:

    We have acted as special counsel to Forum Group, Inc. (the "Company") in connection with the issuance of up to 1,520,212 shares (the "Shares") of common stock, without par value ("Common Stock"), and up to 149,607 warrants each representing the right to purchase one share of Common Stock upon the payment of the exercise price of $0.01 at any time prior to 5:00 p.m., Indianapolis, Indiana time, on June 11, 1999 (the "Special Warrants").

    We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. Based thereupon, we are of the opinion that:

         1. The Shares are authorized and, when the registration statement (the "Registration Statement") filed by the Company to effect the registration of the Shares and Special Warrants under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission (the "Commission") and the Shares are issued and delivered as contemplated thereby, the Shares will be validly issued, fully paid and nonassessable;

         2. The Special Warrants are authorized and, when the Registration Statement has been declared effective by the Commission and the Special Warrants are issued and delivered as contemplated thereby, the Special Warrants will be validly issued and will constitute legal and binding obligations of the Company; and

         3. The shares of Common Stock issuable upon the exercise of the Special Warrants are authorized and, when such shares are issued and delivered as contemplated by the Warrant Agreement and the Special Warrant Certificate, such shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Jones, Day, Reavis & Pogue

                                         Jones, Day, Reavis & Pogue